EXHIBIT 99.1

National MI Comments on New Private MI Eligibility Standards
National MI believes the FHFA’s requirements will help
restore confidence in the private mortgage insurance industry

EMERYVILLE, CA -April 17, 2015 - NMI Holdings, Inc. (Nasdaq: NMIH), the parent company of National Mortgage Insurance Corporation (National MI), today commented on the final Private Mortgage Insurer Eligibility Requirements (PMIERs) released today by the Federal Housing Finance Agency (FHFA). The PMIERs establish more stringent standards for determining a mortgage insurance company’s eligibility to insure loans sold to or guaranteed by Fannie Mae and Freddie Mac. The PMIERs will go into effect on December 31, 2015. Insurers will have a transition period to satisfy the financial requirements of PMIERs, but not beyond July 1, 2017.
“National MI welcomes the new PMIERs,” said Bradley Shuster, CEO of National MI. “This initiative reinforces the importance of a sound and financially sustainable private mortgage insurance industry, which is a critical component of a healthy residential mortgage market. With significant undeployed capital, National MI is well positioned to continue to grow insurance-in-force and to take on an increasing role in providing credit enhancement to the housing finance industry, reducing the government’s footprint.”
As of March 31, 2015, the company estimates that it had sufficient available assets in its insurance companies to meet the risk-based assets requirements under PMIERs. The company estimates that available assets at its insurance companies and its holding company provide sufficient capital to write approximately $20 billion of new insurance under the risk-to-required assets framework of PMIERs.

“Given National MI’s strong capital position relative to risk-in-force, we look forward to growing our business with existing customers and continuing to expand our customer base,” said Jay Sherwood, president of National MI.

The company expects to more fully discuss the PMIERs as part of its announcement of first quarter 2015 financial results on May 5, 2015.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower’s default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: our ability to implement our business strategy, including our ability to attract and retain a diverse customer base and to achieve a diversified mix of business across the spectrum of our product offerings; changes in the business practices of the GSEs that may impact the use of private mortgage insurance, including decisions they may make with respect to certain fees and loan-level adjustments they charge on conforming mortgages; our ability to comply with the financial requirements of the PMIERs, once effective; our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs; heightened competition for our mortgage insurance business from other private mortgage insurers and the FHA; changes to laws and regulations that impact the role of the GSEs in the secondary market or the use of private mortgage insurance; and general economic downturns and volatility. These risks and uncertainties also include, but are not limited to, those set forth under the

EXHIBIT 99.1

heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014 and other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203)513-2721
MaryMcGarity@StrategicVantage.com

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510)788-8417

# # #

2